Exhibit 99.1


FRANKLIN CAPITAL CORPORATION
100 WILSHIRE BOULEVARD, 15TH FLOOR, SUITE 1500
SANTA MONICA, CALIFORNIA 90401
(310) 752-1416

FOR IMMEDIATE RELEASE

                          FRANKLIN CAPITAL CORPORATION
                  COMPLETES THIRD CLOSING OF PRIVATE PLACEMENT

        SANTA MONICA, CALIFORNIA, December 3, 2004 - Franklin Capital Corporation (AMEX: FKL) (the "Company") announced today that, as a result of the Company's receipt of additional proceeds in connection with a third closing of the Company's previously announced private placement of shares of its common stock and warrants to purchase additional shares of its common stock, the Company has received to date aggregate proceeds of approximately $3.8 million from the private placement. These proceeds will be used in connection with the Company's previously announced restructuring and recapitalization plan, including to expedite the Company's entry into the medical products/health care solutions industry and financial services industry.

          The shares of common stock and warrants to purchase additional shares of common stock issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold unless they are so registered or are exempt from the registration requirements.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. Examples of such statements include, without limitation, statements relating to the use of the proceeds from the private placement in connection with the Company's previously announced restructuring and recapitalization plan and its entry into the medical products/health care solutions industry and financial services industry. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the Company's definitive proxy statement on Schedule 14A filed on October 1, 2004 and the Company's most recent reports on Form 10-K and 10-Q. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. The Company does not undertake any duty to update or revise the information provided in this release, except as otherwise required by law.


Contact:

   Milton "Todd" Ault III
   Chairman and Chief Executive Officer
   Franklin Capital Corporation
   Santa Monica, California 90401
   ph: (310) 752-1416